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                                      LEASE


    THIS LEASE, made and dated the 6th day of September, 1996 by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, (hereinafter called "Landlord") and AMERICA SERVICE GROUP INC., (hereinafter called "Tenant").

                              W I T N E S S E T H:

1.  PREMISES.

    Landlord, for and in consideration of rents, covenants and agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by Tenant, hereby leases to Tenant, and Tenant hereby hires from Landlord, 12,439 rentable square feet of space calculated using BOMA standards located at 105 Westpark Drive, known as Harpeth on the Green III in the Maryland Farms Office Park in the City of Brentwood, County of Williamson, State of Tennessee, more particularly described and shown on the plan attached hereto as Exhibit "A" and made a part hereof, hereinafter referred to as the "Leased Premises." The Leased Premises are leased together with the appurtenances, including the right to use, in common with others, the lobbies, elevators and other common areas of the building of which the Leased Premises are a part. The usable square footage is calculated as 11,056. The common area factor is twelve point five percent (12.5%).


2.  USE OF PREMISES.

    The Leased Premises shall be used and occupied by Tenant, subject to the conditions herein contained, for general office purposes only. In no event shall the Leased Premises be used or occupied by Tenant in any manner contrary to law, zoning regulations or recorded restrictions.

3.  TERM.

    The term of this Lease shall be for seven (7) years, commencing on the first day of November, 1996, and ending unless sooner terminated as herein provided, on the last day of October, 2003 both dates inclusive, subject to the conditions contained in paragraph 4 hereof.

4.  POSSESSION.

    (a) If the Leased Premises are not available or ready for occupancy on or before the commencement date hereinabove set forth and if such unavailability or unreadiness is not occasioned or caused by Tenant (such as Tenant's failure promptly to approve plans, make material or color selections, make improvements to the Leased Premises which are to be made by Tenant, or make other decisions or take other actions necessary to the preparation of the Leased Premises for occupancy), then the term of this Lease shall commence on a date fixed by Landlord in a notice to Tenant no sooner than ten (10) days next following the giving of such notice, which notice shall state that the Leased Premises are or, on or before the commencement date fixed in the notice, will be available and ready for occupancy. If the day upon which the term of this Lease commences shall fall on a day other than the first day of a calendar month, then the term of this Lease shall run for the unexpired portion of such calendar month plus seven (7) years beginning with the first day of the calendar month next ensuing; and Tenant shall pay rent as herein established on a pro rata basis for the portion of month from the date of commencement of the term to the first of the month immediately succeeding.

    (b) In the event that, pursuant to the provisions of this paragraph, the dates of commencement and termination of this Lease shall be other than the dates set forth in paragraph 3 hereof, promptly after the dates of commencement and termination are determined, Landlord and Tenant agree to execute a memorandum certifying said dates.

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     (c)   If Landlord is unable to give possession of the Leased Premises on the commencement date by reason of the fact that the Leased Premises are located in a building being constructed which has not been sufficiently completed to make the Leased Premises ready for occupancy or by reason of the fact that a certificate of occupancy has not been procured or by reason of the holding over or retention of possession of any tenant or occupant, or if repairs, improvements or decorations of the Leased Premises or of the building of which said Leased Premises form a part are not completed, or for any other reason, Landlord shall not be subject to any liability for the failure to give possession on said date.

     (d) Landlord's approval of any plans, specifications or work drawings shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities. Landlord shall use its best efforts to ensure the architect (IDS) provides Tenant with certification that such plans are in compliance with all laws, rules and regulations of governmental agencies or authorities.

     (e) If by mutual consent of the parties Tenant enters into possession of the Leased Premises or occupies premises other than the Leased Premises prior to the commencement date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and agreements of this lease except as to the covenant to pay rent for such prior period.

     (f) Notwithstanding anything contained in this Lease to the contrary and provided 1) final plans, drawings, and construction documents with respect to the construction of solely the 10,005 rsf on the third floor (Suite
300) have been submitted to the Landlord on or before September 6, 1996 2) any delays in completing such construction of Suite 300 are not caused by strike, shortages of labor or materials, or other matters beyond the reasonable control of the Landlord, and 3) a construction permit for construction of Suite 300 has been issued by the City of Brentwood no later than September 20, 1996, if such construction is not complete by December 1, 1996, then Tenant's rent on Suite 300 will be abated after the actual delivery date for the number of days after December 1, 1996 that pass before actual delivery occurs, and the Lease Term will remain seven (7) years outside of any rental abatement period.

     (g) If the construction of Suite 300 is not completed by February 1, 1997 and the Tenant has cooperated with the Landlord to promote the efficient and expeditious completion of such construction, then Tenant upon notice to the Landlord shall have the right to terminate this Lease without liability to Landlord.

5.   RENT.

     Tenant shall, without deduction, abatement or setoff of any nature whatsoever, pay to Landlord as fixed minimum rent for the Leased Premises Two Hundred Eleven Thousand Four Hundred Sixty-Three Dollars ($211,463.00) per annum, payable in equal monthly installments of Seventeen Thousand Six Hundred Twenty-One and 92/100 dollars ($17,621.92) each, in advance and without demand on the first day of each and every month during the term of this Lease, at the office of the Landlord or at such other place or to such other person as Landlord may from time to time designate in writing, except that Tenant shall pay the first monthly installment on the execution of this Lease. If the term of this Lease shall commence on a date other than the first day of a calendar month, such first installment shall be prorated for the period between the date of commencement of the term of this Lease and the first day of the following month. This minimum rent is calculated at $17.00 per square foot per annum based upon 12,439 square feet of rentable area.

     A late charge of five percent (5%) shall be added to the amount due unless the payment of fixed minimum rent is received by Landlord on or before the fifth day of the month covered by said payment of fixed minimum rent. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of eighteen (18%) percent per annum or the highest rate permitted by applicable law (minus any late charge) from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

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6. RENT ADJUSTMENTS.

    The minimum annual rental rate fixed in paragraph 5 hereof may be increased for any calendar year following the year during which Tenant takes possession of the Leased Premises as in this paragraph provided to reflect the increase in Landlord's expenses incurred in operating the building of which the Leased Premises form a part, and Tenant shall pay such rent, as increased, in equal monthly installments.

    The following definitions shall apply for the purposes of this paragraph:

    (a) The Base Year shall be the calendar year 1997.

    (b) For purposes of this section, "Operating Expenses" shall mean any or all of the following incurred by Landlord with respect to the building of which the Leased Premises form a part, including but not limited to:
salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments of employees of Landlord engaged in the operation and maintenance of the building, payroll taxes, workmen's compensation insurance, gas, electricity, steam, real estate taxes or special assessments, utility taxes water (including sewer rents), all costs of capital improvements made to the building after the commencement date required under any governmental law or regulation that was not applicable to the building at the time it was constructed, capital improvements which reduce Operating Expenses as reasonably amortized by the Landlord with interest at the rate of 10% per annum on the unamortized amount, casualty and liability insurance, repairs and maintenance, pro-rata expenses for general park maintenance, building and cleaning supplies, uniforms and dry cleaning, window cleaning, commercially reasonable management fees, service contracts with independent third party contractors, telephone, telegraph, stationary, advertising, and all other expenses paid in connection with the operation of said premises properly chargeable against income.

    During the first quarter of each calendar year beyond the base year, Landlord shall notify Tenant by written statement of any projected increases in Operating Expenses over the Base Year. The statement shall show Tenant's increased annual rental rate and the resulting monthly payment effective retroactively to January 1 of the year the statement is provided. The manner in which the increase, if any, was computed will also be furnished. Within the same first quarter, Landlord shall notify Tenant by written statement certified to be correct by Landlord or Landlord's agent of the actual Operating Expenses. The increase shall be equal to the product of (a) the projected increased Operating Expenses and (b) Fifteen point seventy-five percent (15.75%), which percent constitutes the ratio which the net leased area of the Leased Premises bears to the total net leasable area of the building of which the Leased Premises form a part. To the extent that the actual expense differs from the projected expenses as paid during the year, a lump sum payment shall be made by Tenant within thirty (30) days or a lump sum credit shall be made by Landlord to Tenant, as required.

    Provided, however, for the purpose of determining the increase (if any) in real estate taxes, any increase attributable to capital improvements made by or for a particular tenant shall be assessed solely to that tenant.

     Any increase in real estate taxes attributed to capital improvements made to the building after the Lease commencement date that reduce other Operating Expenses payable by Tenant during the Lease Term, as defined above, or are required under any governmental law or regulation that was not applicable to the building at the time it was constructed shall be included in computing the rent adjustment under this paragraph.

7. SECURITY DEPOSIT.

    Tenant shall deliver to Landlord on the date hereof additional security (a credit enhancement) in the form of an Irrevocable Letter Of Credit in the amount of Seventy-Five Thousand Dollars ($75,000.00) for Landlord's consideration in entering into this Lease. In the event of Tenant's default under this Lease, the additional security shall be applied to or drawn

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upon to satisfy Tenant's obligations under this Lease. Said letter of credit must be acceptable to Principal Mutual Life Insurance Company ("PMLIC") as to form, content, and issuing bank, and must not require any documentation in order to be drawn/valued upon and must contain an explicit waiver by the issuing bank of any statutory, UCP or other rights to delay or defer payment upon demand including, but not limited to, a waiver of such rights as are set forth in Article 5, Section 5-112(a)(a) and (b) of the Uniform Commercial
Code and in Article 15-C of the Uniform Customs and Practice for Documentary Credits, 1983 Revision, ICC Publication Number 400, including any amendments and revisions thereto. Said letter of credit shall have a seven (7) year term with an expiration date no sooner than October 31, 2000. Said letter of credit must also provide that the issuing bank, upon any presentation of a draft (at sight) for valuation thereon, shall honor such draft by promptly delivering the amount of the draft, by official bank or cashier's check to the PMLIC or, at PMLIC's sole option, by promptly wiring Federal Funds in the amount of the draft into such account(s) as PMLIC may specifically direct, in writing. The letter of credit must name PMLIC, its successors and assigns, as the beneficiary of said credit. The required form of the letter of credit is attached hereto as Exhibit "C". All costs for issuance (or reissuance as required by Landlord in the event of Landlord's sale of the Property) of said letter of credit shall be paid by Tenant. In the event of Landlord's sale of the Property, Tenant shall cooperate with Landlord in having the letter of credit reissued to the new property owner. At such time after October 31, 2000, that Tenant achieves a net worth of $8,500,000.00 and has had during the two consecutive preceding years a net income of $500,000.00 or greater, Landlord must terminate such Irrevocable Letter of Credit.

    When and if Tenant meets requirements set by Landlord in order to remove such Irrevocable Letter of Credit and such Letter is removed, Tenant shall immediately deposit with Landlord the sum of Eight Thousand Eight Hundred Ten and 96/100 Dollars ($8,810.96) as a security deposit. Such security deposit (which shall not bear interest to Tenant unless required to do so by any provision of law) shall be considered as security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under the Lease. Upon the expiration of the term hereof (or any renewal or extension thereof), Landlord shall (provided that Tenant is not in default under the terms hereof) return and pay back such security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to make good any default by Tenant with respect to any of Tenant's aforesaid obligations, covenants, conditions and agreements. In the event of any default by Tenant hereunder during the term of this Lease, Landlord shall have the right, but shall not be obligated, to apply all or any portion of the security deposit to cure such default, in which event Tenant shall be obligated promptly to deposit with Landlord the amount necessary to restore the security deposit to its original amount. In the event of the sale or transfer of Landlord's interest in the building, Landlord shall have the right upon notification to Tenant to transfer the security deposit to such purchaser or transferee, in which event Tenant shall look only to the new landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit.

8.  ASSIGNMENT AND SUBLETTING.

    Tenant will not assign, transfer, mortgage, or otherwise encumber this Lease or sublet or rent (or permit occupancy or use of) the Leased Premises, or any part thereof without Landlord's prior written consent which shall not be unreasonably withheld.

    In the event of any sublease or assignment of all or any portion of the Leased Premises where the rent in the sublease or assignment exceeds the rent or pro rata portion of the rent, as the case may be, for such space in the Lease, Lessee shall pay the Lessor monthly, as additional Rent, at the same time as the monthly installments of rent hereunder, one-half (1/2) of the excess rent paid for the sublease over the rent in this Lease applicable to the sublease space.

9.  TENANT'S ALTERATIONS AND FURNISHINGS.

    (a) Tenant shall not make any material alterations, improvements or additions to the Leased Premises including, but not limited to, wall coverings and special lighting installations, without the Landlord's advance written consent in each and every instance. In the event Tenant

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desires to make any alterations, improvements or additions, Tenant shall first submit to Landlord plans and specifications along with the necessary permits and governmental approvals therefor and obtain Landlord's written approval thereof prior to commencing any such work. All alterations, improvements or additions, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Leased Premises shall become Landlord's property and shall remain upon the Leased Premises at the termination of this Lease without compensation to Tenant (excepting only Tenant's moveable office furniture, trade fixtures, office and professional equipment). In the event Landlord shall so elect, any such alteration, improvement or addition upon the Leased Premises shall be removed by Tenant upon termination of this Lease or any renewal thereof; should the Leased Premises suffer any damage(s) during the course of removing such alteration, improvement or addition, the Tenant agrees to and shall restore the Leased Premises to their original condition, which shall be defined as the condition and the design of the space at the time of acceptance of the space by Tenant, fair wear and tear accepted, at Tenant's sole cost and expense, on or before the expiration of the term of this Lease or any renewal thereof. Should Tenant fail to remove same, then and in such event Landlord shall cause same to be removed at Tenant's expense, and Tenant hereby agrees to reimburse Landlord for the cost of such removal, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove same. Any damage caused by or resulting from the removal of Tenant's office furniture, trade fixtures, and office and professional equipment may be repaired by Landlord at Tenant's cost and expense.

     Any increase in Operating Expenses which results from improvements made by the Tenant shall be the sole responsibility of that Tenant.

     (b) Tenant shall not install or operate in the Leased Premises any electrically operated equipment or other machinery other than normal office equipment using 110/120 voltage wiring, or any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to, or require the use of, the water, plumbing, heating, air conditioning, or electrical system of the Leased Premises, without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent in compensation for such excess consumption of water or electricity or wiring as may be occasioned by the operation of said equipment or machinery.

     (c) Tenant shall not permit any mechanic's lien to be filed against the fee of the Leased Premises or against Tenant's leasehold interest in the Leased Premises by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Leased Premises through or under Tenant, whether prior or subsequent to the commencement of the term hereof. If any such mechanic's lien shall at any time be filed against the Leased Premises and Tenant shall fail to remove same within thirty (30) days thereafter, it shall constitute a default under the provisions of this Lease. Tenant shall bear all costs, including attorney's fees, incurred by Landlord in defending the Leased Premises against any such lien.

     (d) Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or fixtures, which shall, if considered necessary by the Landlord, stand on plank strips to distribute the weight. Any and all damage or injury to the Leased Premises, or due to the same being on the Leased Premises, shall be repaired by, and at the sole cost of, Tenant. No furniture, equipment or other bulky matter of any description will be received into the building or carried in the elevators except as approved by Landlord or Landlord's agent, and all such furniture, equipment, and other bulky matter shall be delivered only through the designated delivery entrance of the building. Tenant agrees promptly to remove from the sidewalks adjacent to the building any of the Tenant's furniture, equipment or other material there delivered or deposited.

10.  GOOD ORDER AND REPAIR.

     Tenant agrees to keep and maintain the Leased Premises and the fixtures therein in good order and condition and shall, at the expiration or sooner termination of this Lease, surrender and deliver up the same in as good order and condition as they were at the commencement of

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the term hereof, ordinary wear and tear and damage by the elements excepted.
Tenant shall immediately notify Landlord of any damage to the Leased Premises or to the building of which they form a part caused by neglect, carelessness or vandalism by Tenant, its employees, agents or invitees, and such damage shall be immediately repaired by and at the cost of Tenant. If Tenant fails to make such repairs, Landlord may make them for which costs Landlord shall be reimbursed in full by Tenant together with interest at the maximum rate permitted by law.

11. RESTRICTIONS ON USE.

    Tenant shall not use, occupy or permit the Leased Premises or any part thereof to be used or occupied for any business use or purpose deemed by Landlord to be disreputable, disorderly or extra-hazardous, nor in such manner as to disturb the peaceful and quiet occupancy of the other tenants of the building or constitute a nuisance of any kind; nor shall Tenant allow, permit or suffer any noise, vibration, smoke or odor to escape from the Leased Premises in a manner which will disturb other occupants of the building or of adjoining or adjacent properties.

12. INSURANCE BY LANDLORD.

    Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which shall be deemed as Additional Rent payable, by Tenant pursuant to Paragraph 6:

    (1) Property insurance insuring the building and improvements and rental value insurance for perils covered by the causes of loss-special form (all risk) and in addition coverage for flood, earthquake and boiler and machinery (if applicable). Such coverage (except for flood and earthquake) shall be written on a replacement cost basis equal to ninety percent (90%) of the full insurable replacement value of the foregoing and shall not cover Tenant's equipment, trade fixtures, inventory, fixtures or personal property located on or in the Leased Premises.

    (2) Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in or about the Building or the Land. Such insurance shall have a combined single limit or not less than One Million Dollars ($1,000,000) per occurrence per location with a Two Million Dollar ($2,000,000) aggregate limit.

    (3) Such other insurance as Landlord deems necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

13. INSURANCE BY TENANT.

    Tenant shall, during the Lease Term, procure as its expense and keep in force the following insurance:

    (1) Commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant's use and occupancy of the premises. Such insurance shall have combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000). If the Tenant has other locations that it owns or leases the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

     (2) Personal property insurance insuring all equipment, trade fixtures, inventory,

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fixtures and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, earthquake and boiler and machinery (if applicable).

    (3) Workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than $100,000 per employee and $500,000 per occurrence.

    (4) Such other commercially reasonable insurance as Landlord reasonably deems necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

    The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the commencement date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

14. WAIVER OF SUBROGATION.

    Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property, to the extent that such loss or damage is insured by an insurance policy required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

15. SIGNS AND ADVERTISING.

    No sign, fixture, advertisement or notice shall be displayed, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Leased Premises or building of which they form a part or on adjacent parking area(s) without the prior written consent of Landlord, except on the directories and doors of offices, and then only in such size, color and style as Landlord shall approve; and if any such sign, fixture, advertisement or notice is exhibited, Landlord shall have the right to remove same and Tenant shall be liable for any and all expenses incurred by Landlord in said removal. Landlord shall have the right to prohibit any advertisement of any Tenant which in Landlord's opinion tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from and discontinue such advertisement.

16. RULES AND REGULATIONS.

    Tenant and Tenant's employees, agents and visitors shall faithfully comply with the rules and regulations set forth in Exhibit "B" attached hereto and made a part hereof, and with such further reasonable rules and regulations as Landlord at any time and from time to time may make and communicate in writing to Tenant, which, in Landlord's judgment, shall be necessary for the reputation, safety, care of appearance of the Leased Premises or the building of which they form a part, together with their appurtenances, or the preservation of good order therein, or the operation or maintenance of the building and its equipment, or the more useful occupancy or the comfort of the tenants or others in the building. Landlord shall not be liable to Tenant for the violation of any of said rules and regulations or the breach of any covenant or condition in any lease, by any other tenant in the building or by any employee, agent or visitor of Landlord.

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17.  LANDLORD'S RIGHT OF ENTRY.

     Landlord and the Landlord's duly authorized agents and representatives upon reasonable advance notice during business hours (except for emergencies) shall have the right to enter into or upon the Leased Premises or any part thereof at all reasonable or necessary times for the purpose of inspecting same or making such repairs or alterations as Landlord may deem necessary or exhibiting the building for sale, lease or financing.

18.  REPAIRS.

     Landlord shall, at its own cost and expense, except as may be provided elsewhere herein, make all necessary repairs and replacements to the exterior and common areas of the building of which the Leased Premises form a part, and to the equipment used to provide the services furnished by Landlord hereunder, unless any such damage is caused by acts or omissions of Tenant, its employees, agents or invitees, in which event Tenant shall bear the cost of such repairs. All injury or damage to the building or the Leased Premises caused by moving the property of Tenant in or out thereof, or by installation or removal of furniture, fixtures or other property, or by any other act or omission of Tenant, its employees, agents or invitees, shall be promptly repaired by Tenant at Tenant's cost and expense. In the event Tenant shall fail to do so repair the building or the Leased Premises, then Landlord shall have the right to make such repair and any charge or cost incurred by Landlord therefor shall be paid by Tenant and Landlord may elect, in its discretion, to regard such charge or cost as additional rent which shall become payable with the installment of rent next becoming due or thereafter falling due under the terms of this Lease.

19.  LANDLORD'S SERVICES.

     Landlord shall provide the following services without cost to Tenant:

     (a) Electricity, through conduits provided by Landlord, for lighting and normal business equipment and all replacement light bulbs or tubes for building standard fixtures.

     (b) Hot and cold water for lavatory and drinking purposes in places designated by Landlord, and lavatory supplies.

     (c) Subject to all governmental regulations or limitations in effect from time to time, heat and air conditioning during the hours as set forth in the rules and regulations during such seasons of the year when such services are normally and usually furnished in modern office buildings in the Nashville area.

     (d)   Automatic elevator service; and

     (e) Building standard cleaning service in the common areas of the building and in the Leased Premises; except Saturdays, Sundays and Government holidays, which service shall consist of sweeping floors, vacuuming carpets, dusting surfaces of normal office furniture and emptying wastebaskets on each normal business day. Windows will be cleaned at reasonable intervals.

     Landlord does not warrant that any of the services above mentioned will be free from interruptions caused by repairs, renewals, improvements, alterations strikes, lockouts, accidents, inability of Landlord to obtain fuel or supplies, or any other cause beyond the reasonable control of Landlord. Any such interruption of service shall never be deemed an eviction or disturbance of Tenant's use and possession of the Leased Premises or any part thereof or render Landlord liable to Tenant for damages or relieve Tenant from performance of Tenant's obligations under this Lease; provided, however, that Landlord will at all times use reasonable efforts promptly to remedy any situation which might interrupt such services.

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20. PARKING AREA.

    Tenant shall have the right to use in common with the other tenants in the building the parking spaces as provided by Landlord adjacent to the building for parking of Tenant's automobiles and those of its employees and visitors, subject to the rules and regulations now or hereafter adopted by Landlord. Tenant shall not use nor permit any of its employees, agents or visitors to use any parking area owned by Landlord other than the parking area adjacent to the assigned to the building. If Landlord deems it advisable, Landlord may set aside a part of the total parking field for use as a separate area for visitors. Landlord reserves the right to adopt any regulations necessary to curtail unauthorized parking, including the required use of "parking permits."

21. DAMAGE OR DESTRUCTION.

    (a) Total Destruction. If the Leased Premises is damaged or destroyed by fire, earthquake or any other casualty to such an extent as to render the same untenantable in whole or in substantial part, Tenant shall give Landlord immediate notice of the occurrence of such casualty. Unless Landlord notifies Tenant within (60) days after receipt of such notice of its election to repair or to restore the Leased Premises, this Lease shall terminate at the end of such sixty day period. If Tenant shall not be in default under this Lease; then Tenant's liability for rent shall cease as of the day following the casualty and any rent paid by Tenant in advance and not yet earned as of the date of termination shall be refunded to Tenant. If Landlord elects to so repair or restore the Leased Premises, Landlord shall do so within one hundred eighty (180) days with due allowance given to landlord for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's control provided Landlord is diligently pursuing such restoration. The rent shall be abated during the period of repair or restoration in the same proportion as the untenantable portion of the Leased Premises bears to the former leasable area of the Leased Premises. If such repair or restoration is not completed within 180 days with aforementioned due allowances, then either Landlord or Tenant at its option, may terminate this Lease upon notice to the other. If more than 25% of the leasable square feet in the Building are damaged or destroyed by fire, earthquake or any other casualty, then Landlord, at its sole option, may terminate this Lease upon notice to the Tenant.

    (b) Partial Destruction. In the event Leased Premises is damaged by fire, earthquake or any other casualty to such an extent that it is not rendered untenantable in whole or in substantial part, then Landlord shall promptly, to the extent of any insurance proceeds received, repair and restore the premises. The rent shall be abated proportionately as to the portion of the Leased Premises damaged from the day following the casualty until the completion of the repair and restoration. If such partial destruction renders the Leased Premises unsuitable for Tenant's business purposes, and Landlord fails to repair and restore same within 180 days (due allowances given to Landlord for any reasonable delays caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's control provided Landlord is diligent in pursuing such restoration), then either Tenant or Landlord may at is option terminate this Lease upon notice to the other.

22. INDEMNIFICATION

    The Tenant will indemnify and hold harmless the Landlord against and from any and all claims arising from (i) the Tenant's occupancy of the premises, (including, but not limited to, statutory liability and liability under workers' compensation laws), (ii) any breach or default in the performance of any obligation on the Tenant's part to be performed under the terms of this Lease, (iii) any act of negligence of the Tenant, or any officer, agent, employee, or invitee of the Tenant, (iv) all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action or proceeding brought against the Landlord by reason of any such claim. The Tenant upon notice from the Landlord will defend the same at the Tenant's expense by counsel approved in writing by the Landlord.

    The Tenant, as a material part of the consideration to the Landlord assumes all risk of damage to property or injury to persons, in, upon or about the Leased Premises except that, (i) the Tenant does not assume any risk for damage to the Tenant resulting from the gross negligence or willful misconduct of the Landlord or its authorized representative, (ii) which is caused by the failure of the Landlord to observe any of the terms and conditions of the Lease if such failure has persisted for an unreasonable period of time after written notice of such failure.

    The Landlord is not liable for any claims, costs or liabilities arising out of or in connection with the acts or omissions of any other tenants in the Building. The Tenant waives all of its claims in respect thereof against the Landlord.

23. CONDEMNATION.

    (a) If the whole or any part of the Leased Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by purchase under threat of condemnation, then this Lease shall at Landlord's reasonable and sole option automatically terminate as of the date that title shall be taken. If as a result of such condemnation, the Leased Premises is rendered unsuitable for Tenant's business purposes in the reasonable opinion of either Landlord or Tenant, then such party may terminate this Lease as of the date that title shall be taken.

    (b) If any part of the building of which the Leased Premises form a part or any parking area adjacent thereto shall be so taken and this Lease shall not be terminated under the provisions (a) above, then Landlord shall have the option to terminate this Lease upon ninety (90) days notice to Tenant if, in Landlord's sole discretion, continued operation of the remaining structure or improvements is uneconomical.

    (c) In any event, all compensation awarded or paid upon such a total or partial taking shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceeding for loss of business, depreciation to, damage to, or costs of removal of, or for the value of, trade fixtures, furniture, and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award.

24. DEFAULT.

    If Tenant shall fail to pay any installment of the fixed rent reserved herein or any other charges at the time the same shall become due and payable, although no demand shall have been made for same, or if Tenant shall violate or fail or neglect to keep and perform any of the terms, covenants, conditions or agreements herein contained on the part of Tenant to be kept and performed, other than payment of rent and the same is not cured or corrected within thirty (30) days after written notice thereof or if the Leased Premises shall become vacant or deserted, or if Tenant shall make an assignment of assets for benefit of creditors or file a voluntary petition in bankruptcy or be adjudicated bankrupt or insolvent, or if an involuntary petition in bankruptcy or for receivership be instituted against Tenant and the same not be dismissed within sixty (60) days of the filing thereof, then, and in each and every such event, and at all times thereafter, at the option of Landlord, Tenant's right of possession of the Leased Premises and to reenter same and expel or remove Tenant and any other person who may be occupying said Leased Premises or any part thereof and any personal property or trade fixtures located therein without demand of rent or demand of possession, any notice to quit or of intention to re-enter being hereby expressly waived by Tenant. In the event of such re-entry by process of law or otherwise, Tenant agrees to and shall remain liable for any and all damage, deficiency or loss of rent which Landlord may sustain by such re-entry; and in such case Landlord reserves full power, which is hereby acceded by Tenant, to re-let the Leased Premises for the benefit of Tenant, in liquidation and discharge, in whole or in part, as the case may be, of the liability of Tenant under the terms and provisions of this Lease.

    If Tenant becomes the subject debtor in a case pending under the Federal Bankruptcy Code, Landlord's right to terminate this Lease under this paragraph shall be subject to the applicable rights, if any, of the Trustee in Bankruptcy Code. The failure of the Trustee to effect such assumption or assignment hereof within the applicable time period provided in the Federal Bankruptcy Code shall conclusively and irrevocably constitute the Trustee's rejection of this

Lease and waiver of any right of the Trustee to assume or assign this Lease. (The Trustee shall not have the right to assume or assign this Lease.) The Trustee shall not have the right to assume or assign the Lease unless said Trustee (i) promptly and fully cures all defaults under this Lease, (ii) promptly and fully compensates Landlord for all monetary damages incurred as a result of such default, and (iii) provides to Landlord "adequate assurance of future performance", (as defined herein below). Landlord and Tenant hereby agree in advance that "adequate assurance of future performance", as used in this paragraph, shall mean that all of the following minimum criteria must be met: (a) Tenant's gross receipts in the ordinary course of its business during the thirty (30) days immediately preceding the initiation of the case under the Federal Bankruptcy Code must be at least two (2) times greater than the next payment of rent due under this Lease, (b) both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the six (6) months immediately preceding initiation of the case under Federal Bankruptcy Code must be at least two (2) times greater than the next payment of rent due under this Lease, (c) Tenant must pay to Landlord all rentals and other sums payable by Tenant hereunder including also therein its share (as estimated by Landlord) of the cost of all services provided by Landlord (whether directly or through agents or contractors, and whether or not the cost of such services, and (d) the Tenant must agree (by writing delivered to Landlord) that the Tenant's business liquidating sales, auctions, or other non-first class business operations shall be conducted on the Leased Premises, and that the use of the Leased Premises as stated in these Lease will remain unchanged, and that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the building. In the event Tenant is unable to (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, (iii) pay the rents due under this Lease or any other payments required of Tenant under this Lease on time, or (iv) meet the criteria and obligations imposed by (a) through (d) above in this paragraph 23, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with this paragraph. Should the Trustee fail to comply with the provisions of the Federal Bankruptcy Code governing the assumption or assignment of this Lease or should the Trustee reject this Lease, then Landlord shall have the right to terminate this Lease by giving thirty (30) days prior written notice to Tenant. The provisions of this paragraph shall apply not only to a Trustee in Bankruptcy but also to Tenant as a Debtor In Possession Under the Federal Bankruptcy Code.

    Landlord's pursuit of any remedy herein provided shall not preclude pursuit of any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of Tenant of any of the terms, covenants, conditions or agreements of this Lease. In addition to the foregoing, upon such default, at Landlord's option, the entire amount of the rent then remaining to be paid under this Lease shall become due and payable. No waiver by Landlord of any violation or breach of any of the terms, covenants, conditions or agreements of this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, covenants, conditions or agreements hereof; and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.

        In no event shall any lender on personal property of Tenant cause to be recorded any financing statements, Uniform Commercial Code filings or their equivalents (in connection with the Landlord's striking of the preceding paragraph regarding a lien upon all personal property of Tenant) which offset or otherwise impair title to Landlord's fixtures and real or personal property located on the Premises.

        Tenant, upon default, agrees to pay all costs and expenses of Landlord in the enforcement of Landlord's right hereunder including all reasonable attorney's fees.

24A.    TENANT'S SELF HELP RIGHTS.

        If Landlord has defaulted in the performance of any term or covenant required to be performed by it under this lease so that at least thirty percent (30%) of the Leased Premises is untenantable, inaccessible or incapable of use by Tenant in the ordinary course of its business, after not less than thirty (30) days' prior notice to Landlord, and provided that Landlord has not within such thirty (30) day period promptly commenced and diligently pursued a cure, Tenant may, but shall not be obligated to, remedy such default and in connection therewith may pay reasonable sums to cure or alleviate such default and employ counsel. All reasonable sums expended or obligations incurred by Tenant in connection therewith shall be paid by Landlord to Tenant upon demand.

25.     HOLDOVER.

        Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the term of this Lease as herein mentioned without notice being required from either party. However, if Tenant shall remain in possession of the Leased Premises beyond the expiration of the term without the express written consent of Landlord, then such possession shall be as a month-to-month tenant at double the rent of the last month of the Lease term, and the provisions of this Lease shall be applicable.

26.     SUBORDINATION.

        This Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect such leases or the real property of which the Leased Premises form the part, and to all renewals. modifications, consolidations, replacements and extensions thereof. This paragraph shall be self-operative and no further instrument of subordination shall be necessary to evidence the priority of any mortgagee or trustee. In confirmation of such subordination, Tenant shall execute promptly any certificate that the Landlord may request. Provided, however that notwithstanding the foregoing, the party secured by any such deed of trust shall recognize this Lease and, in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect; and the Tenant covenants and agrees that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any reasonable instrument that has for its purposes and effect the subordination of the lien of this Lease to said deed of trust.
 At the option of any landlord under any ground underlying Lease to which the lease is now or may hereafter become subject or subordinate. Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and Tenant covenants and agreed to attorn to such landlord or to any successor to Landlord's interest in such ground or underlying lease, and in that event, this Lease shall continue as a direct lease between the Tenant herein and such landlord or its successor; and in any case, such landlord or successor under such ground or underlying lease shall not be bound by any prepayment on the part of Tenant of any rent for more than the amount of the security deposit, so that rent shall be payable under this Lease in accordance with its terms, from the date of the termination of the ground or underlying lease, as if such prepayment had not been made.

27. ESTOPPEL CERTIFICATE.

    Tenant agrees, at any time and from time to time, upon not less than five
(5) business days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modification), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in the Lease, and if, so, specifying each such default of which Tenant may have knowledge, and (iv) stating the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner of the building of which the Leased Premises are a part or the land underlying said building, and any prospective purchaser of said building or said land, any mortgagee or prospective mortgagee of said building or said land or of Landlord's interest in either, or any prospective assignee of any such mortgagee.

28. NOTICES.

    Any notice to be given by either party to the other pursuant to the provisions of this Lease shall be in writing and shall be deemed to be duly given if delivered personally or mailed by registered or certified mail, return receipt requested, addressed to Landlord at the address at which it receives rent and addressed to Tenant at the Leased Premises.

29. SALE.

    In the event the original Landlord hereunder, or any successor owner of the building, shall sell or convey the building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner.

30. MODIFICATIONS.

    Landlord and Tenant agree that this Lease contains the entire agreement between them and shall not be modified in any manner except by an instrument in writing signed by each of them.

31. PARAGRAPH HEADINGS.

    The paragraph headings as to contents of particular paragraphs herein are inserted for convenience only and shall not be considered to be part of this Lease or in any way to modify, amend or affect the provisions hereof.

32. MISCELLANEOUS.

    Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the context requires.

33.  BENEFIT.

    This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective legal representatives, successors, and such assigns and sublessees as may be approved by Landlord hereunder.

34. GOVERNING LAW.

    This Lease and its provisions shall be interpreted, governed and enforced in accordance with the law of the State of Tennessee.

35. COMPLIANCE WITH LAWS.

    Tenant shall (a) at Tenant's expense, comply with all present and future laws and requirements of any public authorities in respect of the use and occupation of the Premises, or the abatement of any nuisance in, on or about the Leased Premises, and (b) be responsible for the cost of the compliance with all present and future laws and requirements of any public authorities in respect of the Landlord's property of which the Leased Premises are a part arising from (i) Tenant's use of the Leased Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, or (iv) the breach of any of Tenant's obligations hereunder, whether or not such compliance requires work which is ordinary or extraordinary, foreseen or unforeseen; and Tenant shall pay all the costs, expenses, fines penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this section. Without limiting the generality of the foregoing, it is specifically agreed that Tenant shall comply with all laws dealing with hazardous materials and, specifically, will not allow their presence in or about the Leased Premises or any other part of Landlord's property. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Leased Premises or the use or occupation thereof.

36. LIMITATION OF LIABILITY

    Notwithstanding anything contained in this Lease, or in any other document to the contrary, Tenant shall look solely to the then interest of Landlord in the Premises, or of any successor in interest to Landlord as owner of the Building, for the satisfaction of any remedy of Tenant for failure to perform any of Landlord's obligations under this Lease, express or implied, or under any law. Neither Landlord nor any disclosed or undisclosed principal of Landlord (or officer, director, stockholder, partner or agent of Landlord or of any such principal), nor any successor of any of them, shall have any personal liability for any such failure under this Lease or otherwise.

37. ADA GENERAL COMPLIANCE

    Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon the Landlord or Tenant with respect to the use, occupation or alteration of the Leased Premises, and that the

Tenant shall use all reasonable efforts to fully comply with the American's With Disability Act. Landlord's responsibility for compliance with Americans With Disability Act shall include the common areas and restrooms of the Building, but not the Leased Premises.

38.     HAZARDOUS SUBSTANCE - GENERAL

        The term "Hazardous Substances," as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances the use and/or the removal of which is required or the use of which is restricted; prohibited or penalized by any "Environmental Law." which term shall mean any federal, state or local law, ordinance or other statute of a governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought into the Premises, except for the Permitted Materials described above, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Landlord or Landlord's representative shall have the right but not the obligation to enter the Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Law. Should it be determined that said Permitted Materials are being improperly stored, used or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs associated with said work. If at any time during or after the term of the lease, the Premises is found to be so contaminated or subject to said conditions, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant's sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demand, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant. The foregoing indemnification and the responsibilities of Tenant shall survive the termination or expiration of this Lease.

        Landlord agrees to indemnify and hold Tenant harmless from all claims, demands, actions, liabilities, costs, expenses, damages, and obligations arising solely out of the use, storage, or handling or Hazardous Materials by Landlord or those under the control of Landlord. The foregoing indemnification shall survive the termination or expiration of this Lease.

39.     SPECIAL STIPULATIONS


        1. Tenant shall be entitled to an improvement allowance of up to $12.00/rsf (the Tenant Allowance) to be used solely for improvements to the Leased Premises. All space planning and construction document costs will be included as part of this Tenant Allowance. All costs incurred by Landlord in completing the Leasehold Improvements in excess of the Tenant Allowance shall be borne by Tenant. If the total cost for tenant improvements is less than $12.00/rsf, any savings will be split equally between the Landlord and the Tenant and credited to the Tenant in the form of rental abatement.

        2. Landlord will permit Tenant to occupy the 2,434 rsf on the fourth floor (Suite 420) from October 1, 1996 to October 31, 1996 at no rental charge. Such space will be delivered to Tenant "as-is" and Tenant will abide by all the terms, conditions, rules and regulations of the Lease with respect to such early occupancy. Rental payments on the entire Leased Premises including Suite 300 will commence November 1, 1996 in accordance with paragraph "4" of the Lease; furthermore; rental payments will commence specifically on Suite 420 on November 1, 1996 regardless of status of construction of Suite 300. Tenant shall have four (4) month's following commencement of the Lease to allocate any residual Tenant Allowance towards improving Suite 420. Rent on Suite 420 shall not abate during any construction period and Landlord will complete such construction in an expeditious and efficient manner.

        3. Provided Tenant is not in default hereunder, Tenant shall have one (1) option to extend the term of the Lease for one (1) five (5) year period. Notice of exercising the option to extend must be received by Landlord not less than one hundred eighty (180) days prior to the expiration of the Term that Tenant seeks to extend in order to be effective and binding on Landlord. The extension shall be on the same terms and conditions except that the annual Base Rental shall be adjusted to the then existing market rate of buildings of similar size and quality in the Maryland Farms Office Park. Such existing market rate at time of notice to renew will be determined by taking the average of the determination of the market rate as put forth by two independent certified appraisers using standard appraisal procedures. Landlord shall provide at its sole cost one appraiser and Tenant shall provide at its sole cost one appraiser for determination of the renewal option rate.

        4. Tenant shall have a one-time right of first refusal on the 11,396 rsf (Suite 310) of contiguous space on the third floor when it comes available. Terms and conditions of such right of first refusal will be the same as those offered a bonafide third party prospect. In the event Landlord receives a bonafide offer to lease Suite 310, Landlord shall notify Tenant and Tenant shall have ten (10) business days to deliver Landlord written notice that it intends to lease the space under those terms offered by the bonafide third party prospect.

        5. Tenant shall have one (1) time right to cancel this Lease after the fifth (5th) full year of the term by paying a termination fee in the amount of three months rent plus the unamortized costs of leasing commissions and tenant improvements (amortized over the lease term at an annual five percent (5%) simple interest rate) together with 180 days prior written notice of Tenant's intent to cancel.

        IN WITNESS WHEREOF, the parties herein have hereunto set their hands the day and year first above mentioned.

LANDLORD:

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

By:    /s/ Kurt D. Schaeffer
       --------------------------

       Assistant Director
Title  Commercial Real Estate
       --------------------------
       Kurt D. Schaeffer
       Assistant Director
       Commercial Real Estate

Date:           9/6/96
       ---------------------------
       Karen A. Pearston

TENANT:

AMERICA SERVICE GROUP INC.

By:    /s/ Illegible
       ---------------------------

Title: Executive Vice President
       ---------------------------

Date:  29 August 1996
       ---------------------------

                                      EXHIBIT A


                                [DIAGRAM OF FLOOR PLAN]













                                HARPETH ON THE GREEN
                                    BUILDING III
                                    THIRD FLOOR

                                [DIAGRAM OF FLOOR PLAN]






                                  HARPETH ON THE GREEN
                                      BUILDING III
                                      FOURTH FLOOR

                                 EXHIBIT "B"

                             RULES AND REGULATIONS

    1. Rental payments are due on the first of each month and should be mailed to Principal Mutual Life Insurance Company c/o Eakin & Smith, Inc., 2100 West End Avenue, Suite 950, Nashville, TN 37203. Should your check be returned from the bank, you must Reimburse Landlord with a certified check plus a $5.00 charge for handling and to cover the fee charged by the bank for handling. Should you have more than two checks returned by the bank, you will be asked to pay by cashiers check from that point on.

    2. The sidewalks, entries, passages, elevators, stairways and other common areas of the building shall not be obstructed or used for any other purpose than ingress and egress.

    3. No additional locks shall be placed upon any doors in the building; and the doors leading to the corridors shall be kept closed during business hours, except as they may be used for ingress or egress.

    4. No draperies, shades or blinds visible from the exterior of the building shall be installed unless the color, material, shape, style and size have been approved by Landlord, or Landlord's agent, in writing.

    5. No awning, canopy or the like shall be installed unless approved by Landlord or Landlord's agent, in writing.

    6. No loud speaker system or other sound system shall be constructed, maintained, used or operated in the Leased Premises or in or about the building unless Tenant shall have first obtained the prior written consent of Landlord, or Landlord's agent.

    7. No vending machines shall be installed unless approved by Landlord or Landlord's agent, in writing.

    8. No freight, furniture or other bulky matter of any description shall be moved into or out of the building or carried in the elevators, stairways or through the windows of said building except as approved in advance by Landlord or Landlord's agent, and at such times and in such manner as Landlord or Landlord's agent may direct. There will be a supervision fee of $15.00 per hour for any moves which occur during weekends or legal holidays. There shall not be used in any space, or in any public halls of said building, either by Tenant or by jobbers or other, in the delivery or receipt of merchandise any hand truck, except those equipped with rubber tires and side guards. No trash or other materials shall be left on the Premises at any time unless it is retained in trash receptacles located within Tenant's designated space. During move-outs all trash shall be removed from the Leased Premises at the Tenant's expense.

    9. Tenant shall promptly remove from the public areas adjacent to the building any of Tenant's property there delivered or deposited.

    10. No parking is permitted in areas which are not properly designated as parking. Cars parked in "No Parking" areas will be subject to being removed and stored at owner's expense.

    11. No portable heater or fans should be used, maintained or operated within the Leased Premises unless Tenant shall have first obtained the prior written consent of Landlord or Landlord's agent.

    12. No animals shall be kept in or about the Premises.

    13. No room or rooms shall be occupied or used as sleeping or lodging apartments at any time, or for any immoral or illegal purposes, under penalty of immediate cancellation of lease.

    14. Maintenance and repair of plumbing or kitchen facilities within the Leased Premises will be at the expense of Tenant.

    15. Landlord's services shall be provided from 8:00 a.m. to 6:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, -- government holidays excepted.

                                   EXHIBIT C

                            FORM OF UNCONDITIONAL
                              LETTER OF CREDIT
                              (FOR PMLIC ONLY)

                              BANK LETTERHEAD
                              ---------------

                                                    Date:
                                                          -------------------
Irrevocable Credit No.
                      ----------------

To Beneficiary:  Principal Mutual Life Insurance Company, its
                 successors and assigns
                 711 High Street
                 Des Moines, IA 50309
                 Attn:                     , CRE-Equities
                      ---------------------

Gentlemen:

    We hereby authorize you to value on (       X Bank         )
                                         ----------------------

for the account of                            (depositor)
                  ----------------------------

for a sum or sums not exceeding a total of ($         )  Dollars available by
                                             ---------
your draft or drafts at sight. Drafts must be drawn and presented at our
office no later than               , 19  .
                    --------------     --

    All drafts must be marked "Drawn on (             X Bank           )
                                         ------------------------------
Credit No.          and all drawings negotiated under this credit must be
           --------
endorsed on the reverse hereof.

    We hereby agree with the drawers, endorsers and bona fide holders of all drafts drawn on and in compliance with the terms of this credit that such drafts will be duly honored upon presentation to the drawee, and that any statutory, UCP or other rights to delay honor of sight drafts, including such rights under Article 5, Section 5-112(1)(a) and (b) of the Uniform
Commercial Code are hereby specifically waived.

                                       Very truly yours,



                                       --------------------------
                                       (Authorized Signature)